EXHIBIT 2.1

PURCHASE AND SALE AGREEMENT

This agreement (this "Agreement") made and entered into this____ day of October, 2000, by and between Gladstone Energy, Inc. (referred to in this agreement as "Seller"), and EXCO Resources, Inc. (referred to in this Agreement as "Buyer") evidences the agreement of Seller to sell and convey to Buyer, and the agreement of Buyer to purchase and acquire from Seller, the Subject Properties, as that term is defined below, upon the terms and conditions set forth below.

1. DEFINITION OF THE SUBJECT PROPERTIES. As used herein, the term "Subject Properties" means all interest owned by Seller as of the Effective Date, as defined in Paragraph 6. Below, to the following properties, rights and interests:

(a) the working interests and net revenue interests in and to the oil, gas and mineral leases described on the schedule attached hereto as Exhibit "A", insofar as such leases cover the lands and depths described on Exhibit "A", such leases, insofar as they cover such land, being referred to in this Agreement collectively as the "Leases";

(b) all wells located on the Leases (whether producing, non-producing, shut-in, abandoned or temporarily abandoned and whether oil wells, gas wells, saltwater disposal wells, injection wells or water wells), together with all of the personal property and equipment used or obtained in connection with such well or wells, including, but not limited to, all casing, pipe, tubing, rods, separators, well-head and in-hole equipment, tanks, motors, fixtures and other such personal property and equipment;

(c) all permits, licenses, orders, pooling or unitization orders and agreements, communitization agreements, operating agreements, exploration agreements, farmin or farmout agreements, letter agreements, processing, transportation or lease agreements, and other contracts and agreements which, and only insofar as the same cover, relate or pertain to the Leases and the wells described in (b) above;

(d) all rights-of-way, easements, servitudes, surface leases, treating facilities, pipelines and gathering systems which cover, relate or pertain to the Leases and the wells described in (b) above, or which may be necessary or convenient to be used in connection therewith; and

2. PURCHASE PRICE. The purchase price ("Purchase Price") payable to Seller for the Subject Properties is $267,000.

2.1 ADJUSTMENT. The Purchase Price shall be adjusted prior to closing by an amount determined as follows:

(a) The Purchase Price shall be increased by the following amounts:

(i) The amount of any and all operating expenses which have been paid by Seller in connection with the Subject Properties which are attributable to work done or materials supplied on or after the Effective Date.

(ii) The value of any oil in the tanks (above the pipeline connection) which was produced from the Subject Properties prior to the Effective Date which was attributable to the Subject Properties. The value of oil in the tanks as of the Effective Date shall be deemed to be the amount actually received for such oil when sold.

(b) The Purchase Price shall be decreased by the following amounts:

(i) Any and all amounts received by Seller which are attributable to the sale of oil or gas produced from the Subject Properties on or after the Effective Date;

(ii) The amount of any and all unpaid operating expenses pertaining to Seller's interest in the Subject Properties which are attributable to work done or materials supplied prior to the Effective Date;

(iii) An amount equal to 7/12 of the estimated ad valorem taxes assessed against Seller's interest in the Subject Properties for the year 2000.

Buyer and Seller agree to cooperate in the determination of the above-described amounts; provided, however, Buyer's obligation to close the purchase of the Subject Properties and to pay the Purchase Price shall be contingent upon reaching an agreement as to such amounts prior to closing.

2.2        POST CLOSING ADJUSTMENT. Buyer and Seller acknowledge that the adjustment to the Purchase Price described in Paragraph 2.1 above is a preliminary estimate only and that there may be additional revenues or expenses discovered after the closing which should have been included in such adjustment. Therefore, within ninety (90) days after closing (the "Post Closing Date"), the parties shall make a final determination of the expenses and revenues described in paragraphs 2.1 (a) and (b) above which are attributable to the Subject Properties. If it is determined that there were additional revenues or expenses which were properly includable in the adjustment to the Purchase Price and such additional revenues or expenses caused an error in the adjustment of the Purchase Price of more than $500.00, the party in whose favor such error was made agrees to pay the other party an amount equal to the amount of such error (the "Adjustment Amount").

3. REPRESENTATIONS OF SELLER. Seller represents that:

(a) Since the Effective Date, there has not any material damage, destruction or loss to or of the Subject Properties not covered by insurance;

(b) With respect to the Leases:

(i) to the best of Seller's knowledge, the Leases are presently in full force and effect; however, Seller's representation herein is limited to Federal Lease No. SF 078476 insofar as it covers Section 11: E/2, and Section 13: W/2. (said lease pertains to the following wells: Federal "J" No. 1A, Federal "J" No. 1R, and the Federal "E" No. 3A); and there being no representation made by Seller as to status of the other Federal Leases described in Exhibit "A" hereto;

(ii) to the best of Seller's knowledge, all payments, including royalties, delay rentals and shut-in royalties; however, Seller's representation herein is limited to Federal Lease No. SF 078476 insofar as it covers Section 11: E/2 and Section 13: W/2. (said lease pertains to the following wells: Federal "J" No. 1A, Federal "J" No. 1R, and the Federal "E" No. 3A); and there being no representation made by Seller as to status of the other Federal Leases described in Exhibit "A" hereto;

(iii) neither Seller nor, to the knowledge of Seller, any other party to any of the Leases has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any of the Leases or any provisions thereof;

(iv) to the best of Seller's knowledge, there are no obligations to engage in continuous drilling or development operations in order to maintain any of the Leases in force; and

(v) to the best of Seller's knowledge, Seller's interest in the Subject Properties represents .37500 of the Working Interest in the Subject Properties and will entitle the owner thereof to receive not less than an undivided .28125 of the oil and gas produced, saved and marketed form the Leases.

(c) Subject to the other terms of this Agreement, including (without limitation) the special warranty of title by Seller to be contained in the Assignment, Bill of Sale and Conveyance to be delivered by Seller to Buyer at Closing, Seller represents that Seller owns the Subject Properties, free and clear of any Title Defects.

(d) To the best of Seller's knowledge, there are no actions, suits, charges, investigations or proceedings pending or threatened before any court or agency that would result in a loss or impairment of Subject Properties, obstruct operation of the Subject Properties, or significantly reduce the value of the Subject Properties.

(e) To the best of Seller's knowledge, the Subject Properties are being operated in compliance with all applicable laws, rules and regulations of the Oil Conservation Division of the Energy, Mineral and Natural Resources Department of the State of New Mexico and any other governmental agency or authority having jurisdiction.

(f) To the best of Seller's knowledge, there are no agreements or circumstances which would require Buyer to deliver hydrocarbons produced from any of the Subject Properties at some future time without receiving full payment for such production or which would require Buyer to make payment at some future time for hydrocarbons already produced and sold from the Subject Properties.

(g) To the best of Seller's knowledge, Seller is not in default under any of the Leases or any contract or agreement relating thereto, and the same are in full force and effect.

(h) With respect to the Subject Properties:

(i) Since the date(s) on which Seller acquired the Subject Properties, the Subject Properties have been used by Seller solely for oil and gas operations and related operations; and not for the generation, storage or disposal of a hazardous substance or as a landfill or other waste disposal site.

(ii) To the best of Seller's knowledge, there are no underground storage tanks on any of the Leases;

(iii) Seller has not entered into and, to the knowledge of Seller, no predecessor to Seller has entered into, or is subject to, any agreements, consent orders, decrees, judgments, license or permit conditions or other directives of governmental authorities in existence at this time based on any environmental laws that relate to the future use of any of the Subject Properties or that require any change in the present condition of any of the Subject Properties.

4. ENVIRONMENTAL REVIEW. Buyer shall have until the Closing to examine, test, evaluate, and otherwise conduct an environmental investigation of the Subject Properties for actual and potential environmental damage or liability, if any. On the Closing, Buyer will advise Seller of the results thereof. If the Environmental Review by Buyer reflects a material reduction in the value of the Subject Properties, Buyer shall have the option to either terminate this Agreement without penalty or waive the requirement or condition which caused such termination right to exist. Any actual or potential environmental damages, or liability shall be of such nature, extent or consequence, that under current statutes or regulations regarding such matters, any reasonable, prudent person would regard it as a material potential environmental damage or liability. Buyer may exercise such option to terminate, if applicable, at or before Closing.

5.        ENVIRONMENTAL ACCEPTANCE. Notwithstanding any other provision herein to the contrary, if Buyer purchases the Subject Properties, Buyer shall have accepted the Subject Properties "As Is", and Buyer shall be liable for any environmental cleanup required on the Subject Properties.

6. CLOSING. The purchase and sale transaction described in and contemplated by this Agreement shall take place on October 9, 2000, at 12:00 p.m. Dallas, Texas time, but in any event not later than October 13, 2000. Closing shall take place in the office of Buyer at 5735 Pineland, Suite 235, Dallas, Texas 75231, or at such other place and time agreed upon between Buyer and Seller. The Effective Date of the purchase and sale contemplated by this Agreement shall be at 7 a.m. on the first day of August, 2000. At Closing:

(a) Buyer shall deliver to Seller the Purchase Price by wire transfer, certified or cashier's check or other immediately available funds; and

(b) Seller shall concurrently deliver to Buyer (3) three or more properly executed and acknowledged Assignments, Conveyances and Bills of Sale effective to convey to Buyer the Subject Properties. Such instruments shall be in form attached hereto as Exhibit "B" and shall be subject to this Agreement and the operating agreement which is described in Exhibit "C" hereto.

7. CONDITIONS TO OBLIGATIONS OF BUYER AT CLOSING. The obligations of Buyer to purchase the Subject Properties under and pursuant to this Agreement is subject to the satisfaction, at or before Closing, of the following conditions :

(a) Compliance; Accuracy of Representations. Except as otherwise provided in this Agreement, Seller shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by it on or before the Closing, and all representations and warranties of Seller in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though they had been made on the Closing Date.

(b) No Orders or Lawsuits. No order, writ, injunction, or decree shall have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no Law shall have been promulgated or enacted and be in effect, that restrains, enjoins, or invalidates the transactions contemplated hereby. No Proceeding initiated by a third party shall be pending before any court or Governmental Authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

(c) No Material Adverse Change. Since the date of this Agreement, there shall not have been a Material Adverse Effect. The term "Material Adverse Effect" shall mean any circumstance, change, development, or event which has had or is reasonably expected to have a material adverse effect on the Subject Properties or the operations, revenues, or prospects with respect thereto; provided that the term "Material Adverse Effect" shall not include changes in general economic, industry, or market conditions, or changes in law, environmental law, or any Governmental Authority's policy, orders, or opinions.

(d) Conveyance Documents. Seller shall have duly executed and delivered to Buyer the conveyance documents described in this Agreement.

(e) Due Diligence. Buyer shall have satisfactorily completed its due diligence inquiries prior to the Closing.

(f) Third Party and Governmental Consents. Seller shall have obtained all third party and governmental consents or waivers necessary to consummate the transactions contemplated by this Agreement in form and substance reasonably satisfactory to Buyer.

(g) Seller shall present to Buyer a fully executed release (in a form acceptable to Buyer) of any and all liens of any kind or character pertaining to Seller's interest in the Subject Properties.

8. INDEMNITIES AND ASSUMPTION OF LIABILITIES. With the exception of environmental conditions (as stated in Paragraph 5. Above) for a period of three (3) years from and after Closing, Seller agrees to indemnify and hold Buyer harmless from all actions, damages, liabilities, claims and expenses (including reasonable attorney's fees) arising out of or relating to any act or omission by Seller with respect to its interest in the Subject Properties occurring prior to the Effective Date, and for any liability and damages caused by Sellers' negligence or breach of this Agreement prior to Closing.

Buyer agrees to indemnify and hold Seller harmless against and form all actions, damages, liabilities, claims, and expenses (including reasonable attorney's fees) arising out of or relating to the Subject Properties from and after the Effective Date and for all acts or omissions of Buyer occurring from and after the Effective Date.

As to the Subject Properties, Seller shall remain responsible for all claims relating to the drilling, operations, production and sale of hydrocarbons from the Subject Properties and the proper accounting and payment by Seller to parties for their interests therein, and any retroactive payment, refunds or penalties to any party or entity, insofar as such claims relate to occurrences and periods of time prior to the Effective Date, and Seller shall defend, indemnify and hold Buyer harmless from all such claims. Buyer shall be responsible for all such claims that relate to act and omissions relating to the Subject Properties from and after the Effective Date.

All proceeds from the sale of production actually sold and delivered by Seller prior to the Effective Date and attributable to the Subject Properties shall belong to and be retained by Seller, and all proceeds from the sale of production actually sold and delivered after the Effective Date attributable to the Subject Properties shall belong to and be the property of Buyer.

9. PRORATION OF TAXES. Ad valorem, property, production, severance, excise, and similar taxes relating to the Subject Properties shall be prorated as of the Effective Date. Seller shall be responsible for all such items relating to the period of time prior to the Effective Date and Buyer shall be responsible for all such items that relate to the period from and after the Effective Date.

10. FURTHER ASSURANCES. Each party shall execute and deliver to the other such further instruments and assurances, and shall take such other actions as may be necessary to carry out the intent of this Agreement. Seller agrees to execute appropriate transfer orders or letters in lieu of transfer orders effective as of the Effective Date.

11. LOSS. Any loss to the wells comprising part of the Subject Properties between the date of this Agreement and the date of Closing resulting from fire, lightning, storm, or other casualty or from negligence of Seller, its operator, agents or employees, or the breach of this Agreement by Seller, shall be borne by Seller, and if there is material damage to such wells, Buyer shall have the option to terminate this Agreement upon written notice to Seller.

12. PROHIBITED ACTIONS. Prior to Closing, Seller shall not, without Buyer's prior written consent:

(a) dispose of or make any changes to the Subject Properties; or

(b) incur any liabilities, encumbrances or liens in respect to the Subject Properties which are not in the ordinary course of operations and will not be discharged at or before closing.

13. EXPENSES. Each party shall pay the fees and expenses of its own counsel and accountants incurred in connection with this transaction.

14. BROKERS. Each party represents that to the best of its knowledge and belief, no outside parties have participated in the negotiation of this transaction on behalf of either party, and no firm or person shall be entitled to any finder's or broker's fee with respect to the transaction contemplated by this Agreement.

15. INCORPORATION OF EXHIBITS. All exhibits to this Agreement constitute an integral part of and are incorporated in this Agreement.

16. LAW. Texas law shall govern the rights and obligations of the parties under this Agreement.

17. CERTAIN DEFINITIONAL PROVISIONS.

(a) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

(c) Whenever a statement is qualified by the term "knowledge," "best knowledge," or similar term or phrase, it is intended to indicate that the person or party to whom or to which such phrase is attributed, in the exercise of good faith, is not aware of acts, omissions, or facts which would render the statement or representation being made with such "knowledge" or "best knowledge," or similar terms or phrase, untrue in any material respect.

(d) Pronouns denoting gender shall include the neutral pronoun "it" or the possessive case thereof and vice versa.

18. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given if delivered in person or by facsimile transmission (FAX) or when deposited with the United States Postal Service registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive such notice at the address set forth below:

If to Seller:

Gladstone Energy, Inc.
3500 Oak Lawn, Suite 590
L.B. 49
Dallas, Texas 75219
Attention: Johnathan M. Hill

If to Buyer:

EXCO Resources, Inc.
5735 Pineland, Suite 235
Dallas, Texas 75231
Attention: Richard E. Miller

19. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world such party may be found.

20. FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

21. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

22. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

23. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. None of the parties may assign any of their rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

24. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

25. PARAGRAPH HEADINGS, CONSTRUCTION. The headings of Paragraphs in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Paragraph" or "Paragraphs" refer to the corresponding Paragraph or Paragraphs of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

26. TIME OF ESSENCE. With regard to all dates and time periods provided for in this Agreement, time is of the essence.

27. GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas.

28. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SELLER:

Gladstone Energy, Inc.

By:     /s/ Johnathan M. Hill
     Johnathan M. Hill, President

BUYER:

EXCO Resources, Inc.

By:       /s/ Ted W. Eubank, President
     Ted W. Eubank, President

EXHIBIT "A"

ATTACHED TO AND A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT
DATED EFFECTIVE AUGUST 1, 2000 BY AND BETWEEN GLADSTONE ENERGY, INC., AS SELLER, AND EXCO RESOURCES, INC., AS BUYER

THE LEASES

A. The following described oil and gas leases insofar as such leases cover the operating rights under such leases in and to the Mesaverde Formation in and upder the respective lands described below:
Well Name:	Federal "J" Nos. 1-A and 1-R
Lease No.:	SF 078476
Land:	Township 27 North, Range 8 West NMPM
Section 11: E/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" Nos. 3 and 3-A
Lease No.	SF 078476
Land:	Township 27 North, Range 8 West NMPM
Section 13: W/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" No. 2A
Lease No.:	SF 078478
Land:	Township 27 North, Range 8 West NMPM
Section 23: E/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" Nos. 1 and 4
Lease No.:	SF 078480
Land:	Township 27 North, Range 8 West NMPM
Section 25: W/2
Containing 320 acres, more or less, in San Juan County, New Mexico

B. The following described oil and gas leases insofar as such leases cover the operating rights under such leases in and to the Chacra Formation in and under the respective lands described below:
Well Name:	Federal "J" Nos. 1-A and 1-R
Lease No.:	SF 078476
Land:	Township 27 North, Range 8 West
Section 11: E/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" Nos. 3 and 3A
Lease No.:	SF 078476
Land:	Township 27 North, Range 8 West NMPM
Section 13: W/2
Containing 320 acres, more or less in San Juan County, New Mexico

Well Name:	Federal "E" No. 2-A
Lease No.:	SF 078478
Land:	Township 27 North, Range 8 West NMPM
Section 23: E/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" Nos. 1 and 4
Lease No.:	SF 0768480
Land:	Township 27 North, Range 8 West NMPM
Section 25: W/2
Containing 320 acres, more or less, in San Juan County, New Mexico

EXHIBIT "B"

ATTACHED TO AND A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT

DATED EFFECTIVE AUGUST 1ST, 2000 BY AND BETWEEN GLADSTONE ENERGY, INC., AS SELLER, AND EXCO RESOURCES, INC., AS BUYER

ASSIGNMENT OF OPERATING RIGHTS

This Assignment entered into by and between GLADSTONE ENERGY, INC., a Delaware corporation, with offices at 3500 Oak Lawn, Suite 590, LB 49, Dallas, Texas 75219, hereinafter referred to as "Assignor", and EXCO RESOURCES, INC., a Texas corporation, with offices at 5735 Pineland, Suite 235, Dallas, TX 75231, hereinafter referred to as "Assignee".

W I T N E S S E T H:

Assignor, for $10.00 cash and other valuable consideration, the receipt of which is acknowledged, does hereby assign, transfer and convey unto Assignee, its successors and assigns, the following: (i) all of Assignor's undivided 37.5% interest in the operating rights in the Mesaverde Formation in and under the leases and lands specifically described under A below, (ii) all of Assignor's undivided 37.5% interest in the operating rights in the Chacra Formation in and under the leases and lands specifically described in B below, and (iii) all of Assignor's undivided 37.5% interest in and to each of the related properties, rights and interests described in C below:
A. MESAVERDE FORMATION OPERATING RIGHTS

Well Name:	Federal "J" Nos. 1-A and 1-R
Lease No.:	SF 078476
Land:	Township 27 North, Range 8 West NMPM
Section 11: E/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" Nos. 3 and 3-A
Lease No.	SF 078476
Land:	Township 27 North, Range 8 West NMPM
Section 13: W/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" No. 2A
Lease No.:	SF 078478
Land:	Township 27 North, Range 8 West NMPM
Section 23: E/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" Nos. 1 and 4
Lease No.:	SF 078480
Land:	Township 27 North, Range 8 West NMPM
Section 25: W/2
Containing 320 acres, more or less, in San Juan County, New Mexico

B. CHACRA FORMATION OPERATING RIGHTS

Well Name:	Federal "J" Nos. 1-A and 1-R
Lease No.:	SF 078476
Land:	Township 27 North, Range 8 West
Section 11: E/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" Nos. 3 and 3A
Lease No.:	SF 078476
Land:	Township 27 North, Range 8 West NMPM
Section 13: W/2
Containing 320 acres, more or less in San Juan County, New Mexico

Well Name:	Federal "E" No. 2-A
Lease No.:	SF 078478
Land:	Township 27 North, Range 8 West NMPM
Section 23: E/2
Containing 320 acres, more or less, in San Juan County, New Mexico

Well Name:	Federal "E" Nos. 1 and 4
Lease No.:	SF 0768480
Land:	Township 27 North, Range 8 West NMPM
Section 25: W/2
Containing 320 acres, more or less, in San Juan County, New Mexico

C. RELATED PROPERTIES, RIGHTS AND INTERESTS
(1)

All wells (whether producing, non-producing, shut-in, abandoned or temporarily abandoned and whether oil wells, gas wells, saltwater disposal wells, injection wells or water wells) located on the leases and lands described in A and B above, together with all of the personal property and equipment used or obtained in connection with such wells, including, but not limited to, all casing, pipe, tubing, rods, separators, well-head and in-hole equipment, tanks, motors, fixtures and other such personal property and equipment;

(2)

All permits, licenses, orders, pooling or unitization orders and agreements, communitization agreements, operating agreements, exploration agreements, farmin or farmout agreements, letter agreements, processing, transportation or lease agreements, and other contracts and agreements which, and only insofar as the same cover, relate or pertain to the leases, lands, and wells described in A, B and C. (1) above; and

(3)

All rights-of-way, easements, servitudes, surface leases, treating facilities, pipelines and gathering systems which cover, relate or pertain to the leases and the wells described in A, B and C. (1) above, or which may be necessary or convenient to be used in connection therewith;

all of the foregoing, together with all appurtenances and additions thereto, and reversionary and carried interests therein, being herein collectively called the "Subject Properties".

TO HAVE AND TO HOLD the Subject Properties to Assignee, its successors and assigns, subject, however, to the following:

This Assignment of Operating Rights shall cover and relate to said leases and any modifications or extensions thereof insofar as said extensions or modifications pertain to the formations and lands specifically described above.

The interests herein assigned and conveyed are subject to their proportionate 37.5% share of the royalties provided for in the leases described above and the outstanding overriding royalties under said leases which, when taken together, equal 25% of 8/8 of the oil and gas produced, saved and marketed from the operating rights described above.

Assignor and Assignee agree to comply with all the provisions of Section 202 (1) to (7), inclusive, of Executive Order 11246 (30 F.R. 12319) which are hereby incorporated by reference.

The interests herein assigned are subject to all the terms and covenants, conditions and provisions of: (i) the Assignment of Operating Rights and Working Interest dated June 16, 1972, from Atlantic Richfield Company to R. C. Wynn covering the operating rights in the leases and lands described above; and (ii) that certain Operating Agreement dated August 12, 1980, executed by and among AAA Operating Company, Inc., as Operator, and Gladstone Resources, Inc., et al, as Non-Operator, covering the above described leases, lands and operating rights.

The interests herein assigned are subject to all the terms and covenants, conditions and provisions of that certain Purchase and Sale Agreement dated effective August 1, 2000 by and between Gladstone Energy, Inc., as Seller, and EXCO Resources, Inc., as Buyer, hereinafter called the "PSA".

NOTWITHSTANDING any provision in this instrument or the PSA to the contrary, any warranties of title of Assignor made herein shall be only as against persons claiming by, through or under Assignor, and not otherwise.

IN WITNESS WHEREOF, this Assignment of Operating Rights is executed on the dates of the acknowledgements hereto, effective however, on the 1st day of August, 2000 at 7:00 a.m. San Juan County, New Mexico time.

ASSIGNOR

ATTEST: GLADSTONE ENERGY, INC.

___________________________ By:
_______ Secretary Jonathan M. Hill, President

ASSIGNEE

ATTEST: EXCO RESOURCES, INC.

________________________ By: _____________________________
Richard E. Miller, Secretary Ted W. Eubank, President

ACKNOWLEDGEMENTS

STATE OF TEXAS

COUNTY OF DALLAS

The foregoing instrument was acknowledged before me this _____ day of September, 2000, by Jonathan M. Hill, as President of Gladstone Energy, Inc. on behalf of said corporation.

(SEAL)
                                                                                          Notary Public

STATE OF TEXAS

COUNTY OF DALLAS

The foregoing instrument was acknowledged before me this _____ day of September, 2000, by Ted W. Eubank, as President of EXCO Energy, Inc. on behalf of said corporation.

(SEAL)
                                                                                          Notary Public

EXHIBIT "C"

ATTACHED TO AND A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT
DATED SEPTEMBER 8TH , 2000 BY AND BETWEEN GLADSTONE ENERGY, INC., AS SELLER, AND EXCO RESOURCES, INC., AS BUYER

  That certain Operating Agreement dated August 12, 1980, by and among AAA Operating Company, Inc., as Operator, and Gladstone Resources, Inc, et al, as Non-Operators, covering the following lands insofar and only insofar as they cover and pertain to the Mesaverde and Chacra Formations to wit:

                T27N, R8W, N.M.P.M., San Juan, New Mexico

Section 11: E/2

Section 13: W/2

Section 23: E/2

Section 25: W/2